                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             THE TENERE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                THE BOARD OF DIRECTORS OF THE TENERE GROUP, INC.
        (Name of Person Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies: N/A
     2)  Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     4)  Proposed maximum aggregate value of transaction: N/A
     5)  Total Fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  N/A
     2)  Form, Schedule or Registration Statement No.:  N/A
     3)  Filing Party:  N/A
     4)  Date Filed:  N/A

                                  May 14, 1998




DEAR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held at The Baron's Room, Hammons Tower, 21st Floor, 901 St. Louis Street, Springfield, Missouri, at 10:00 A.M., local time, on Friday, June 26, 1998. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                          Sincerely,

                                          Raymond A. Christy, M.D.
                                          President and Chief Executive Officer

                             THE TENERE GROUP, INC.
                              1903 EAST BATTLEFIELD
                           SPRINGFIELD, MISSOURI 65804

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998

Dear Shareholder:

      The Annual Meeting of Shareholders of The Tenere Group, Inc. (the "Company") will be held at The Baron's Room, Hammons Tower, 21st Floor, 901 St. Louis Street, Springfield, Missouri, on Friday, June 26, 1998, at 10:00 A.M., local time, for the following purposes:

      1. To elect three Class I directors to hold office for a term of three years.

      2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

      These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on April 24, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                          By order of the Board of Directors,

                                          MICHAEL D. HOEMAN, M.D.
                                          Secretary


May 14, 1998

                             THE TENERE GROUP, INC.
                              1903 EAST BATTLEFIELD
                           SPRINGFIELD, MISSOURI 65804


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998

                                -----------------

                               GENERAL INFORMATION

      This Proxy Statement is furnished to the shareholders of THE TENERE GROUP, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at The Baron's Room, Hammons Tower, 21st Floor, 901 St. Louis Street, Springfield, Missouri, at 10:00 A.M., local time, on Friday, June 26, 1998, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

      This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about May 14, 1998.

      The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

      The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

      Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 1,999,774 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding. To the knowledge of the Company, no person beneficially owned more than 5% of the shares of Common Stock outstanding on April 24, 1998.

      Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy.

      Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voting for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against any other matter submitted to the shareholders for a vote. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, three individuals will be elected to serve as Class I directors of the Company for a term of three years. The three nominees receiving the greatest number of votes in the election will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

      Except as otherwise directed by the shareholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Thomas
E. Ashley, M.D., Albert J. Bonebrake, M.D. and Raymond A. Christy, M.D. as Class I directors. Each such nominee is currently a director of the Company. If for any reason any such nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Thomas E. Ashley, M.D., Albert
J. Bonebrake, M.D. and Raymond A. Christy, M.D. as Class I directors.

      The name, age, principal occupation or position and other directorships with respect to each nominee and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

       CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2001

      Thomas E. Ashley, M.D., age 79, has been a member of the Board of Directors and Vice President of the Company since 1993. Dr. Ashley was one of the incorporators of RCA Mutual Insurance Company, the predecessor of the Company's wholly owned subsidiary, Intermed Insurance Co. (collectively "Intermed"), and has served as a director of Intermed since 1976 and as Vice President since 1992. Dr. Ashley is a retired General Surgeon in Springfield, Missouri.

      Albert J. Bonebrake, M.D., age 49, has been a member of the Board of Directors of the Company since 1993 and has served on the Board of Directors of Intermed since June 1991. Dr. Bonebrake is an Obstetrician/Gynecologist in Springfield, Missouri.

      Raymond A. Christy, M.D., age 71, has been a member of the Board of Directors of the Company since 1993. Dr. Christy was one of the incorporators, and has served on the Board of Directors of Intermed since 1976. Dr. Christy serves as President and Chief Executive Officer of the Company and has served as Chief Executive Officer of Intermed since 1988 and as President since June 1992.

                   CLASS II - TO CONTINUE IN OFFICE UNTIL 1999

      Harry O. Cole, M.D., age 59, has been a member of the Board of Directors of the Company since 1993. Dr. Cole has served on the Board of Directors of Intermed since 1984 and has been the Chairman of the Board of Intermed since April 1992. Dr. Cole is a Neurosurgeon in Chesterfield, Missouri.

      C. Richard Gulick, M.D., age 55, has been a member of the Board of Directors of the Company since 1993 and has been a member of the Board of Directors of Intermed since November 1987. Dr. Gulick is an
Obstetrician/Gynecologist in St. Louis, Missouri.

      Christopher H. Jung, M.D., age 55, has been a member of the Board of Directors of the Company since 1993 and has been a member of the Board of Directors of Intermed since November 1991. Dr. Jung is an Otolaryngologist in Cape Girardeau, Missouri.

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 2000

      Gary O. Baker, D.D.S., age 55, has been a member of the Board of Directors of the Company since 1993 and has been a member of the Board of Directors of Intermed since November 1991. Dr. Baker is an Oral Surgeon practicing in St. Louis, Missouri.

      Michael D. Hoeman, M.D., age 46, has been a member of the Board of Directors of the Company since 1993 and has been a member of the Board of Directors of Intermed since June 1991. Dr. Hoeman serves as the Secretary/Treasurer of the Company and has served as Secretary/Treasurer of Intermed since June 1992. Dr. Hoeman is an Internist in Springfield, Missouri.

      Carroll R. Wetzel, D.O., age 68, has been a member of the Board of Directors of the Company since 1993 and has been a member of the Board of Directors of Intermed since December 1986. Dr. Wetzel is a General Surgeon in Clinton, Missouri.

                        BOARD OF DIRECTORS AND COMMITTEES

      During 1997, the Board of Directors of the Company met seven times. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors during 1997. The Board of Directors has a standing Compensation Committee.

      The Compensation Committee reviews and recommends to the Board of Directors the salaries of all executive officers of the Company and authorizes all other forms of executive compensation, including administration of the Company's stock-based incentive plans. The current members of the Compensation Committee are Drs. Bonebrake and Cole. The Compensation Committee met one time during 1997.

                                 DIRECTORS' FEES

      Members of the Board of Directors of the Company are not separately compensated for their services (other than reimbursement of expenses). Directors of Intermed receive an annual fee of $12,000 and are reimbursed for reasonable expenses incurred in connection with their attendance at Board meetings.

      Pursuant to The Tenere Group, Inc. Retirement Plan for Directors, the Company provides retirement benefits to any director who retires as a director of the Company or who terminates his directorship with the Company due to a disability, after serving as a director of the Company or its predecessors for a minimum of five years. The benefits that are payable to each director are determined by multiplying the annual retainer paid to directors of the Company on the date of such director's retirement or termination of services due to disability by 10% for each year of service as a director, with the maximum annual benefit for any director being 100% of the then-applicable annual retainer. Benefits will commence on the later of the date that the former director attains the age of 65 or the date that such former director ceases to be a director of the Company due to retirement or disability. An eligible director will continue to receive benefits under the plan during his lifetime on a quarterly basis for a maximum of ten years.

                        SECURITY OWNERSHIP BY MANAGEMENT

      The following table indicates, as of April 24, 1998, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the executive officers named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                                     Number of Shares
Name of Beneficial Owner                                            Beneficially Owned        Percent of Class(1)
------------------------                                            ------------------        -------------------
Thomas E. Ashley, M.D.                                                    15,000(2)                   (7)
Gary O. Baker, D.D.S.                                                     12,918(3)                   (7)
Albert J. Bonebrake, M.D.                                                 29,230(3)                  1.45%
Raymond A. Christy, M.D.                                                      --                      --
Harry O. Cole, M.D.                                                       21,778(3)                  1.08%
C. Richard Gulick, M.D.                                                   17,000(3)                   (7)
Michael D. Hoeman, M.D.                                                   10,750(3)                   (7)
Christopher H. Jung, M.D.                                                 12,664(3)                   (7)
Carroll Wetzel, D.O.                                                      10,000(3)                   (7)
Andrew C. Fischer                                                         20,730(4)                  1.02%
Joseph D. Williams                                                        20,730(4)                  1.02%
Andrew K. Bennett                                                         25,688(5)                  1.26%
Clifton R. Stepp                                                          20,730(4)                  1.02%
All directors and executive officers as a group (13 persons)             217,218(6)                  10.0%

----------------
(1) Based upon 1,999,774 shares of the Company's Common Stock issued and outstanding as of April 24, 1998 and, for each director and executive officer and the group, the number of shares subject to options that may be acquired within 60 days upon exercise of the option.

(2) Total includes 15,000 shares subject to stock options which are presently exercisable.

(3) Total includes 10,000 shares subject to stock options which are presently exercisable.

(4) Total includes 20,730 shares subject to stock options which are presently exercisable.

(5) Total includes 25,688 shares subject to stock options which are presently exercisable.

(6) Total includes 172,878 shares subject to stock options which are presently exercisable.

(7)   Less than one percent.

                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

      The Company does not separately compensate its executive officers for services rendered to the Company. Each of the executive officers of the Company receives compensation for his services as an executive officer of ISI. The Compensation Committee of the Company administers the executive compensation program for all executive officers and has furnished the following report on executive compensation for 1997:

COMPENSATION POLICY

      The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. In light of the fact that the Company is now a stock corporation, the Board has adjusted the Company's compensation policy to align it with the financial interests of the shareholders of the Company. During 1996, the Board of Directors and the shareholders of the Company approved The Tenere Group, Inc. 1996 Long Term Incentive Plan. In this manner, the Company will meet its ultimate responsibility to its shareholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

ANNUAL COMPENSATION

      The annual compensation for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers in insurance companies of comparable size to the Company and consideration of the level of performance and contribution to overall corporate performance of each particular executive officer. During 1997, the Board determined that it was appropriate and in the best interest of the shareholders to secure the services of the Company's key executives by extending the terms of each of the existing employment agreements with each of Dr. Christy and Messrs. Bennett, Fischer, Stepp and Williams. These employment contracts established an initial base salary for the executive officer, which salary rate is subject to review by the Board.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      Dr. Christy's base salary for 1997 was determined by the Board of Directors in the same manner as is used by the Board for executive officers generally as well as by reference to Dr. Christy's employment contract with the Company. The Board believes that Dr. Christy's compensation is competitive within the industry and provides sufficient incentives for high performance.

      This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such Acts.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                             THE TENERE GROUP, INC.

                            ALBERT J. BONEBRAKE, M.D.
                               HARRY O. COLE, M.D.

                       COMPENSATION OF EXECUTIVE OFFICERS

      Neither the Company nor Intermed separately compensate their respective executive officers for services rendered to the Company or Intermed. Each of the executive officers of the Company receives compensation for services as an executive officer of Insurance Services, Inc., the Company's wholly owned management company ("ISI"). The following table sets forth the compensation paid to each named executive officer of ISI during 1997:

                                                                                  LONG TERM
                                            ANNUAL COMPENSATION                 COMPENSATION
                                   --------------------------------------       ------------

                                                                                 SECURITIES
                                                          OTHER ANNUAL           UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)  COMPENSATION($)(1)      OPTION/SARS($)      COMPENSATION(2)
---------------------------        ----    ----------  ------------------      --------------      ---------------
Raymond A. Christy, M.D.           1997       242,842          18,000               --/--             21,745
  President and Chief Executive    1996       215,782          18,000               --/--             20,500
  Officer                          1995       235,540          18,000               --/--             20,760

Andrew C. Fischer                  1997       129,710              --             20,730/--           17,515
  Vice President - Underwriting    1996       116,646              --               --/--             15,147
  and Policy Services              1995       129,506              --               --/--             17,447

Andrew K. Bennett                  1997       162,615              --             25,688/--           21,745
  Vice President - Claims          1996       141,641              --               --/--             19,158
  and General Counsel              1995       150,312              --               --/--             20,760

Clifton R. Stepp                   1997       129,710              --             20,730/--           17,365
  Vice President - Marketing       1996       115,310              --               --/--             14,933
                                   1995       121,398              --               --/--             16,136

Joseph D. Williams                 1997       129,710              --             20,730/--           17,822
  Vice President - Finance and     1996       115,698              --               --/--             14,995
  Chief Financial Officer          1995       114,352              --               --/--             14,997

-----------------
(1) The amounts set forth in this column represent director's fees received by Dr. Christy for service on the Board of Directors of Intermed Insurance Co. and Interlex Insurance Co.

(2) The amounts set forth in this column represent contributions made by ISI pursuant to its defined contribution pension plan and, for each of Messrs. Fischer, Bennett, Stepp and Williams, payments of certain life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock option grants made during 1997 to the individuals named in the Summary Compensation
Table:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATE OF
                                                                                                   STOCK PRICE
                                                                                                APPRECIATION FOR
                                                   INDIVIDUAL GRANTS VALUE                       OPTION TERM (2)
                              --------------------------------------------------------------- --------------------
                               NUMBER OF        PERCENT OF
                              SECURITIES           TOTAL
                              UNDERLYING          OPTIONS
                                OPTIONS           GRANTED        EXERCISE OR
                                GRANTED        EMPLOYEES IN      BASE PRICE       EXPIRATION
          NAME                 (#)(1)           FISCAL YEAR        ($/SH)            DATE         5%($)     10%($)
          ----                ----------       -------------      --------        -----------    -------    ------
Raymond A. Christy, M.D...          --                 --              --              --             --        --
Andrew C. Fischer.........      20,730              21.3%           $5.45          1/31/07       $67,559  $174,588
Andrew K. Bennett.........      25,688              26.4%            5.45          1/31/07        83,717   216,334
Clifton R. Stepp..........      20,730              21.3%            5.45          1/31/07        67,559   174,588
Joseph D. Williams .......      20,730              21.3%            5.45          1/31/07        67,559   174,588

------------------
(1) Options terminate on the earlier of ten years after grant or twelve months after termination of employment.

(2) There is no independent market for the Common Stock. The amounts reflected below are based upon a fair market value of $5.35 per share on the date of grant, as determined by the Company's Board of Directors.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 1997 as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 1997 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table. There were no option exercises during 1997.

                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED IN-THE-
                                     UNDERLYING UNEXERCISED               MONEY OPTIONS AT FISCAL
            NAME                  OPTIONS AT FISCAL YEAR-END(#)         YEAR-END($)(1) EXERCISABLE/
            ----                   EXERCISABLE/UNEXERCISABLE                   UNEXERCISABLE
                                  -----------------------------        ----------------------------
Raymond A. Christy, M.D......                  --                                    --
Andrew C. Fischer............              20,730/--                            $104,479/--
Andrew K. Bennett............              25,688/--                             129,468/--
Clifton R. Stepp.............              20,730/--                             104,479/--
Joseph D. Williams...........              20,730/--                             104,479/--

--------------------

(1) There is no independent market for the Common Stock. Amounts are based on a price per share of $10.49, being the book value per common share at fiscal year end.

EMPLOYMENT ARRANGEMENTS

      The Company currently has separate employment agreements with each of Dr. Raymond A. Christy, President and Chief Executive Officer, Andrew K. Bennett, Vice President - Claims and General Counsel, Andrew C. Fischer, Vice President Underwriting and Policy Services, Clifton R. Stepp, Vice President - Marketing, and Joseph D. Williams, Vice President Finance and Chief Financial Officer. Each agreement provide for a term of employment through May 6, 2000, and is automatically renewable thereafter for successive one-year terms unless terminated by either party.

      The agreements provide for minimum annual base salaries of $211,521 for Dr. Christy, $140,000 for Mr. Bennett, $112,980 for Mr. Fischer, $112,980 for Mr. Stepp and $112,980 for Mr. Williams. Such minimum annual base salaries are subject to increases at the discretion of the Board of Directors. Dr. Christy's employment agreement additionally provides that upon the earlier to occur of (i) Dr. Christy's retirement after age 70, (ii) termination of Dr. Christy's employment by reason of death or disability, (iii) or termination of Dr. Christy's employment by the Company without Cause (as defined) or by Dr. Christy for Good Reason (as defined), Dr. Christy or his estate or legal representative shall be entitled to a supplemental retirement payment of $80,000 per year for a period of ten years.

      Each employment agreement provides that if the Company terminates the employment of the executive without Cause or if the executive terminates his employment for Good Reason, the Company will be required to pay such executive officer severance benefits including the continuation of the executive's then-current annual salary through May 6, 2000, and the continuation of certain welfare benefits to which he otherwise would have been entitled. "Cause" is generally defined as willful failure by the executive to perform his duties, commission of an act constituting a criminal offense, or material breach of the agreement. "Good Reason" is generally defined as (i) the assignment of duties inconsistent with the executive officer's position, duties, responsibilities and status, (ii) a failure to continue the executive officer's then-current participation in benefits or compensation; (iii) the geographic relocation of the executive officer; (iv) within a period of two years following a change in control, resignation by the executive in his sole and absolute discretion, or
(v) any breach of the agreement.

      Each employment additionally provides that each such executive officer will be paid severance benefits in the event that his employment with the Company is terminated by the Company without Cause or by the executive for Good Reason within two years of a "Change in Control" of the Company. The change in control provisions would require a lump-sum cash payment in an amount equal to
2.99 times the executive officer's average annual base compensation. If payment of the foregoing amounts and any other benefits received or receivable upon termination after a "Change in Control" would subject such executive officer to the payment of a federal excise tax, the total amount payable by the Company to such executive officer shall be increased by an amount sufficient to provide such executive officer (after satisfaction of all excise taxes and federal and state income taxes attributable to such increased payment) with a net amount equal to the federal excise tax owed by the executive officer.

      "Change in Control" is generally defined as (i) the acquisition by any person of beneficial ownership of 20% or more of the outstanding shares of the Company's Common Stock or of the combined voting power in the election of directors; (ii) the replacement of the majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors;
(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation unless following such transaction 50% of the outstanding shares of common stock of the surviving corporation are held by the holders of the Company's Common Stock; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale of substantially all of the assets of the Company.

                                PERFORMANCE GRAPH

      The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of The Nasdaq Stock Market US Index and The Nasdaq Insurance Index for the period beginning on January 27, 1996, the date that the Company became a reporting public company, and ending on December 31, 1997, the most recent fiscal year-end of the Company.



                          1/27/95      12/95       12/96        12/97
                          -------      -----       -----        -----
The Tenere Group, Inc.      100         127         110          108
--------------------------------------------------------------------
NASDAQ Stock Market U.S.    100         140         172          211
--------------------------------------------------------------------
NASDAQ Insurance            100         139         158          232
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

Include Foot Notes

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except for Drs. Christy, Wetzel, Ashley, Bonebrake and Gulick, each of the directors of the Company and Intermed is a named insured under a policy or contract of professional liability insurance issued by Intermed for which premiums are paid to Intermed by the individual director or by a corporation, partnership, association or other entity with which such director is affiliated. All policies on which such directors are a named insured were made in the ordinary course of business, did not involve more than the normal underwriting risks or present other unfavorable features and were made on substantially the same terms as those prevailing at the same time for comparable policies issued to unaffiliated persons.

      Other than as stated above, none of the directors or executive officers of the Company, or the corporations and firms with such persons are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company other than such as may arise by virtue of his position with the Company.

                             APPOINTMENT OF AUDITORS

      KPMG Peat Marwick LLP served as the Company's independent accountants for 1997 and has been selected by the Board of Directors to continue in such capacity during 1998. The Board of Directors anticipates that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire.

                            PROPOSALS OF SHAREHOLDERS

      Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for, and to be considered at, the 1998 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Michael D. Hoeman, Secretary, 1903 East Battlefield, Springfield, Missouri 65804 by not later than January 14, 1999. The Company's By-Laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by shareholders, which limitations and procedures must be met for the nomination of a person for election as a director of the Company or the making of proposals of shareholders considered at such annual meeting. Any shareholder who wishes to make such a nomination or proposal should request a copy of the applicable provisions of the Company's By-Laws from the Secretary of the Company.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies on the Proxy Card to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such matters in accordance with their judgment as to the best interest of the Company on such matters.


                                         RAYMOND A. CHRISTY, M.D.
                                         President and Chief Executive Officer


May 14, 1998

                             THE TENERE GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Raymond A. Christy, M.D., Joseph D. Williams and Andrew K. Bennett, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of The Tenere Group, Inc. to be held at The Baron's Room, Hammons Tower, 21st Floor, 901 St. Louis Street, Springfield, Missouri, on Friday, June 26, 1998, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.   ELECTION OF THREE CLASS III DIRECTORS FOR A TERM OF THREE YEARS

     [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
         (except as written to                       to vote for nominees as
         the contrary below)                         listed below

 THOMAS E. ASHLEY, M.D., ALBERT J. BONEBRAKE, M.D. AND RAYMOND A. CHRISTY, M.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. In their discretion upon any business which may properly come before the meeting.

    [ ] FOR                     [ ]  AGAINST                      [ ] ABSTAIN

                                    [Reverse]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED.

Dated this _____ day of ____________________________, 1998.

          PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                                 ----------------------------------------------

                                 ----------------------------------------------
                                                  Signature
                                 Please date and sign in the exact name in which you own the Company's Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.



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